GUARANTY


     THIS GUARANTY dated as of November 20, 1995, is executed by the undersigned in favor of BANK OF AMERICA ILLINOIS (the "Bank").

                              W I T N E S S E T H:

     WHEREAS, the Bank has made a loan to Michael Heisley ("Heisley") in the principal amount of $4,260,000 under a Demand Promissory Note of even date herewith (the "Note"); and

     WHEREAS, the undersigned will benefit from the making of such loan and is willing to guaranty the Liabilities (as defined below) as hereinafter set forth;

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby unconditionally and irrevocably, as primary obligor and not merely as surety, guarantees the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, of all obligations (monetary or otherwise) of Heisley to the Bank, which arise out of or in connection with the Note, as the same may be amended, modified, extended or renewed from time to time (all such obligations being herein collectively called the "Liabilities"), plus all costs and expenses paid or incurred by the Bank in enforcing this Guaranty.

     The undersigned agrees that, in the event of the insolvency of Heisley, the death or incapacity of Heisley, the dissolution or insolvency of the undersigned, the inability or failure of Heisley or the undersigned to pay debts as they become due, or an assignment of Heisley or the undersigned for the benefit of creditors, the undersigned will pay to the Bank forthwith the full amount which would be payable hereunder by the undersigned if all Liabilities were then due and payable.

     This Guaranty shall in all respects be a continuing, absolute and unconditional guaranty, and shall remain in full force and effect
(notwithstanding, without limitation, the dissolution of the undersigned or that at any time or from time to time no Liabilities are outstanding) until all Liabilities have been finally paid in full.

     The undersigned further agrees that if at any time all or any part of any payment theretofore applied by the Bank to any of the Liabilities is or must be rescinded or returned by the Bank for any reason whatsoever (including, without limitation, the insolvency or bankruptcy of Heisley, or the insolvency, bankruptcy or reorganization of the undersigned), such Liabilities shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by the Bank, and this Guaranty shall continue to be effective or be reinstated, as the Case may be, as to such Liabilities, all as though such application by the Bank had not been made.

     The Bank may, from time to time, at its sole discretion and without notice to the undersigned, take any or all of the following actions without affecting any of the obligations of the undersigned hereunder: (a) retain or obtain a security interest in any property to secure any of the Liabilities or any obligation hereunder, (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to the undersigned, with respect to any of the Liabilities, (c) extend or renew any of the Liabilities for one or more periods (whether or not longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of any of the undersigned hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities; (d) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and (e) resort to the undersigned for payment of any of the Liabilities when due, whether or not the Bank shall have resorted to any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities.

     Notwithstanding any payments made by or for the account of the undersigned pursuant to this Guaranty, the undersigned shall not be subrogated to any rights of the Bank until such time as this Guaranty shall have been discontinued as to the undersigned and the Bank shall have received payment of the full amount of all liabilities of the undersigned hereunder.

     The undersigned hereby expressly waives: (a) notice of the acceptance by the Bank of this Guaranty, (b) notice of the existence or creation of non-payment of all or any of the Liabilities, (c) presentment, demand, notice of dishonor, protest, and all other notices whatsoever, and (d) all diligence in collection or protection of or realization upon any Liabilities or any security for or guaranty of any Liabilities.

     The undersigned hereby represents and warrants to the Bank that: (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; (b) the execution and delivery of this Guaranty by the undersigned, and the performance by the undersigned of its obligations hereunder, (i) are within the undersigned's corporate power and authority, (ii) have been duly authorized by all necessary corporate action on the part of the undersigned, and (iii) do not conflict with or violate, or result in a breach of, or the imposition of any lien under, (x) the undersigned's Certificate of Incorporation or By-laws, (y) any law or regulation or any order, writ, injunction or decree of any court or governmental authority or any of the terms, conditions or provisions of any agreement or instrument to which the undersigned is a party or by which the undersigned is bound.

     The undersigned further agrees to pay all expenses (including attorneys' fees and legal expenses) paid or incurred by the Bank in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty.

     The Bank may from time to time, without notice to the undersigned, assign or transfer any or all of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of the interest of such assignee or transferee in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the Bank.

     No delay on the part of the Bank in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by the Bank of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any provision of this Guaranty be binding upon the Bank except as expressly set forth in a writing duly signed and delivered on behalf of the Bank. No action of the Bank permitted hereunder shall in any way affect or impair the rights of the Bank or the obligations of the undersigned under this Guaranty. For purposes of this Guaranty, Liabilities shall include all obligations of Heisley to the Bank arising under or in connection with the Note, notwithstanding any right or power of Heisley or anyone else to assert any claim or defense as to the invalidity or unenforceability of any obligation, and no such claim or defense shall affect or impair the obligations of the undersigned hereunder.

     This Guaranty shall be binding upon the undersigned and the successors and assigns of the undersigned.

     This Guaranty has been delivered at Chicago, Illinois, and shall be construed in accordance with and governed by the internal laws of the State of Illinois. Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     This Guaranty may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original but all such counterparts shall together constitute one and the same Guaranty.

     ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE BANK'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURTS FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. THE UNDERSIGNED FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, TO THE ADDRESS SET FORTH OPPOSITE ITS SIGNATURE HERETO (OR SUCH OTHER ADDRESS AS IT SHALL HAVE SPECIFIED IN WRITING TO THE BANK AS ITS ADDRESS FOR NOTICES HEREUNDER) OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. THE UNDERSIGNED HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.
TO THE EXTENT THAT THE UNDERSIGNED HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE UNDERSIGNED HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS GUARANTY.

     EACH OF THE UNDERSIGNED AND (BY ACCEPTING THE BENEFITS HEREOF) THE BANK HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS GUARANTY AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

     IN WITNESS WHEREOF, this Guaranty has been duly executed and delivered as of the day and year first above written.

                                   PETTIBONE CORPORATION


                                   By:___________________________
Address:                              Title:_____________________

4225 Naperville Road
Suite 200
Lisle, Illinois  60532-3657
Facsimile:  708-965-2260/2230